                                                                   EXHIBIT 10.16
                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement"), dated and effective
                                                ---------
as of December 8, 1999 (the "Effective Date"), is made and entered into by and
                             --------------
between AROC INC., a Delaware corporation, having an office at 4200 East Skelly Drive, Suite 1000, Tulsa, Oklahoma 74135 (hereinafter referred to as

"Employer"), and ROBERT E. SCHULTE, an executive employee of Employer
 ---------
(hereinafter referred to as "Executive").
                             ----------

     A.   Executive and Alliance Resources PLC ("Alliance") have entered into
                                                 --------
that certain Executive Service Agreement dated December 1, 1998 (such agreement, as amended or otherwise modified from time to time, is hereinafter called the "Alliance Employment Agreement").
------------------------------

     B. Alliance, Employer, and American Rivers Oil Company, a Wyoming corporation ("AROC Wyoming"), entered into that certain Exchange and Merger
              ------------
Agreement dated July 22, 1999 (such agreement, as amended or otherwise modified from time to time, is hereinafter called the "Exchange Agreement"), pursuant to
                                              ------------------
which, among other things, Employer offered to exchange shares of Employer's common stock for all the issued and outstanding Alliance ordinary shares at a ratio of one Employer's share for each Alliance share (such offer is hereinafter called the "Exchange Offer"). The Exchange Offer became unconditional on
            --------------
December 8, 1999.

     C. The parties hereto acknowledge and agree that, upon the consummation of the Exchange Offer, (i) a "Change of Control" of Alliance occurred under the terms of the Alliance Employment Agreement, and (ii) the change in circumstances occurring as a result of the Exchange Offer entitle Executive to voluntarily terminate his employment for "Good Reason" under the terms of the Alliance Employment Agreement, in which event Executive is entitled to receive certain payments and other benefits as more specifically described in the Alliance Employment Agreement.

     D. The terms of the Exchange Offer provide that, when the Exchange Offer becomes unconditional, the current management of Alliance, including Executive, will become the management of Employer, on substantially the same terms and occupying substantially the same positions with Employer as management had with Alliance.

     E. In order to facilitate the foregoing, (a) Executive agrees to waive his rights to (1) terminate his employment under the Alliance Employment Agreement and (2) receive the payments and other benefits as described above, with such waiver being effective as of the date on which the Exchange Offer became unconditional, and (b) Employer desires to retain Executive in the employment capacity hereinafter set forth and Executive has agreed to accept such employment pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the receipt and sufficiency of which consideration are hereby acknowledged, it is hereby agreed between Employer and Executive as follows:

1.   General Duties of Employer and Executive.
     ----------------------------------------

     1.1. Employer agrees to employ Executive and Executive agrees to accept employment by Employer and to serve Employer as Vice President and Chief Financial Officer upon the terms and conditions set forth herein. Executive shall perform such duties as are customary for a Vice

President and Chief Financial Officer of comparable companies. The duties and responsibilities of Executive shall also include such other or additional duties for Employer and for the subsidiaries of Employer, as may from time to time be assigned to Executive by the Board of Directors of Employer or any duly authorized committee thereof or any duly authorized officer of Employer.

     1.2. While employed hereunder, Executive shall obey the lawful directions of the Board of Directors of Employer, or any duly authorized committee thereof or any duly authorized officer of Employer (each being an "Authorized Party"),
                                                           ----------------
and shall use his best efforts to promote the interests of Employer and to maintain and to promote the reputation thereof. While employed hereunder, Executive shall devote his time, efforts, skills and attention to the affairs of Employer in order that he shall faithfully perform his duties and obligations hereunder and such as may be assigned to or vested in him by an Authorized Party.

     1.3. During the term of this Agreement, Executive may from time to time engage in any businesses or activities that do not compete directly and materially with Employer or any of its subsidiaries, provided that such businesses or activities do not materially interfere with his performance of the duties assigned to him in compliance with this Agreement by an Authorized Party. In any event, Executive is permitted to (i) invest his personal assets as a passive investor in such form or manner as will not contravene the best interests of Employer, (ii) participate in various charitable efforts, and (iii) serve as a director or officer of any other entity or organization when such position has previously been approved by an Authorized Party.

2.   Compensation and Benefits:
     -------------------------

     2.1. As compensation for services to Employer, Employer shall pay to Executive during the term of this Agreement a salary at an annual rate to be fixed from time to time by an Authorized Party, which annual rate shall in no event be less than $125,000 per annum while Executive is employed hereunder. The salary shall be payable in equal bi-weekly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of Employer for employee benefit plans. Executive's overall annual compensation shall be reviewed by an Authorized Party at least annually, with a view to ascertaining the adequacy thereof and such compensation may be increased from time to time by an amount that, in the opinion of an Authorized Party, is justified by Executive's performance.

     2.2. Executive shall be eligible to receive bonuses and incentive compensation as may be determined by an Authorized Party from time to time.

     2.3. As long as this Agreement is in effect, Employer shall provide and pay for the provision of comprehensive hospitalization, medical and dental insurance coverage on Executive and Executive's immediate family members in accordance with arrangements made between Employer and an insurance company mutually acceptable to Employer and Executive. In addition, Employer shall provide and pay for the provision to Executive (and such beneficiaries as he may designate) of (a) a comprehensive long-term disability insurance policy in accordance with arrangements made between Employer and an insurance company mutually acceptable to Employer and Executive, (b) guaranteed renewable term life insurance with a death benefit of at least three (3) times Executive's annual salary; and (c) comprehensive travel, associated death and emergency medical insurance, including coverage for emergency repatriation to the United States while Executive is outside the United States on business on behalf of Employer. Employer shall not permit, even in the event of termination of this Agreement for any reason, any policy described in this paragraph to lapse without offering the Executive the opportunity to take up premium payments and continue the policy in force to the extent permitted by the underwriter of the policy.

     2.4. Executive shall be entitled to such vacation (in no event less than four (4) weeks per year), holiday, and (subject to the provisions of Section
                                                                     -------
6.3) other paid or unpaid leave of absence as consistent with Employer's normal policies or as otherwise approved by an Authorized Party. Executive shall not be entitled to carry forward any unused annual vacation time beyond the calendar year in which it accrued without the prior written consent of an Authorized Party.

     2.5. As long as this Agreement is in effect, Executive shall be paid a car allowance sufficient to enable Executive to acquire, operate and maintain an automobile commensurate with Executive's employment capacity, which allowance shall accrue from day to day and be paid in arrears on the last business day of each calendar month.

     2.6. Employer shall maintain a membership in a country club of Executive's choice in the area in which Executive is principally employed and shall pay the initiation fee and monthly dues associated with such membership.

     2.7. Executive shall be entitled to receive such stock options in the capital stock of the Employer as are determined from time to time by an Authorized Party. At the earliest available opportunity after the Effective Date, Employer agrees to (i) establish executive stock option plans, and (ii) grant Executive stock options for an amount of shares of Employer's common stock to be determined by Board of Directors of Employer.

     2.8. Upon Executive's furnishing to Employer customary and reasonable documentary support (such as receipts or paid bills) evidencing costs and expenses incurred by him in the performance of his services and duties hereunder (including, without limitation, travel and entertainment expenses), Executive shall be reimbursed for such costs and expenses in accordance with Employer's normal expense reimbursement policy.

     2.9. Executive shall have the right to participate in any additional compensation, benefit, life insurance, hospitalization, medical services or other plan or arrangement of Employer now or hereafter existing for the benefit of executive officers or other employees of Employer. Executive shall also have the right to participate in all insurance, stock option and other stock programs and compensation plans and such other benefits plans or programs as may be from time to time specifically adopted and approved by Employer for Executive.


3.   Preservation of Business; Fiduciary Responsibility:
     --------------------------------------------------

     3.1. Executive shall use his best efforts to preserve the business and organization of Employer, to keep available to Employer the services of present employees and to preserve the business relations of Employer with suppliers, distributors, customers and others. So long as the Employer employs the Executive, Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

     3.2. Executive shall at no time during or after the termination of his employment have or claim any right, title or interest in or to any patent, trade name, trademark, service mark, copyright, application therefor, designs, processes, mailing, client or circulation lists, character name, trade secret, or confidential information belonging to or used by Employer or any of its subsidiaries, it being the intention of this Agreement that Executive shall and hereby does recognize that Employer now has and shall thereafter have and retain the sole and exclusive right in any service marks, applications, copyrights, designs, processes, character names, lists, trade secrets, material and matter. Executive further hereby sells, conveys, assigns and delivers to Employer any and all of Executive's right, title and interest in and to any and all copyright registrations, patents, trademarks, trade names, service marks, applications with respect to the foregoing, trade secrets, know-how, and any other proprietary or trade rights, including without limitation, federal, state and common law rights therein and licenses with respect thereto, presently existing and associated with the business of Employer and its subsidiaries as it is currently conducted.

4.   Executive's Obligation to Refrain From Using or Disclosing Information:
     ----------------------------------------------------------------------

     4.1. As part of Executive's fiduciary duties to Employer, Executive agrees, both during the term of this Agreement and thereafter, to protect, preserve the confidentiality of, and safeguard Employer's secret or confidential information, knowledge, ideas, trade secrets, concepts, improvements, discoveries and inventions, and, except as may be expressly required by Employer, Executive shall not, either during his employment by Employer or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any of such information, ideas, trade secrets, concepts, improvements, discoveries or inventions.

     4.2. Upon termination of his employment with Employer, or at any other time upon request, Executive shall immediately deliver to Employer all documents embodying any of Employer's secret or confidential information, ideas, concepts, improvements, discoveries and inventions.

5.   Term:
     ----

     5.1. The term of this Agreement shall commence on the Effective Date and, unless sooner terminated pursuant to the terms of this Agreement, shall continue for a period of two (2) years and shall renew automatically for additional two
(2) year periods unless notice is given by either party to the other at least three (3) months before the end of the then effective two (2) year period of employment.


6.   Termination other than by Expiration of the Term:
     ------------------------------------------------

     Employer or Executive may terminate Executive's employment under this Agreement at any time, but only on the following terms:

     6.1. Executive may terminate his employment under this Agreement at any time upon at least thirty (30) days' prior written notice to Employer, in which case the provisions of Section 7.1 shall apply.
                       -----------

     6.2. Employer may terminate Executive's employment under this Agreement at any time, without prior notice, for "due cause" upon the good faith determination by an Authorized Party that "due cause" exists for the termination of the employment relationship, in which case the provisions of Section 7.1
                                                                -----------
shall apply.  As used herein, the term "due cause" shall mean any of the
                                        ---------
following events:

     (a) The willful refusal by Executive to perform his obligations under this Agreement that is not corrected within thirty (30) days following written notice thereof to Executive by Employer, such notice to state with specificity the nature of the willful refusal; or

     (b) Executive's conviction of a felony involving moral turpitude; or

     (c) Any intentional act of fraud or embezzlement by Executive which has a material adverse impact on the business of Employer.

     6.3. In the event of Executive's death while this Agreement is in effect, the provisions of Section 7.2 shall apply.
                  -----------

     6.4. If Executive is incapacitated by accident, sickness or otherwise so as to render Executive mentally or physically incapable of performing the services required under Section 1 for a continuous period in excess of twenty-six (26)
               ---------
weeks, and such incapacity is confirmed by the written opinion of two (2) practicing medical doctors licensed by and in good standing in the state in which they maintain offices for the practice of medicine, upon the expiration of such period or at any time reasonably thereafter, Employer may either (i) terminate Executive's employment under this Agreement upon giving Executive written notice at least three (3) months prior to the termination date, in which case the provisions of Section 7.3 shall apply, or (ii) continue to pay
                       -----------
Executive at fifty percent (50%) of his salary for an additional twenty-six (26) weeks. If, after such twenty-six (26) week period, Employer elects to terminate Executive's employment, then the provisions of Section 7.3 shall then apply.
                                               -----------
For purposes of facilitating the provisions of this Section 6.3, Executive
                                                    -----------
agrees, after written notice by an Authorized Party, to submit to examinations by such practicing medical doctors selected by an Authorized Party.

     6.5. Employer may terminate Executive's employment under this Agreement at any time for any reason whatsoever, even without "due cause," by giving a written notice of termination to Executive, in which case the employment relationship shall terminate immediately upon the giving of such notice. If Employer terminates executive's employment without "due cause," then the provisions of Section 7.4 shall apply.
              -----------

     6.6. If Employer gives Executive written notice that Employer is electing not to renew the term of this Agreement for an additional two year period, the employment relationship shall terminate at the end of the then existing term of this Agreement, Executive's employment shall terminate on the final date of the then existing term of this Agreement, and the provisions of Section 7.3 shall
                                                            -----------
apply effective on the final date of the then existing term of this Agreement.

     6.7. If Employer (i) fails to pay Executive the salary or benefits required by this Agreement, which failure shall continue more than ten days after written notice of such failure is given by Executive to Employer; (iii) decreases Executive's salary below the level provided for by the terms of Section 2 or reduces the employee benefits and perquisites below
             ---------
the level provided for by the terms of Section 2; (iv) removes Executive from
                                       ---------
the position of Vice President or Chief Financial Officer; (v) assigns Executive any duties that are not appropriate to the position assigned to him pursuant to this Agreement or deprives Executive of any of the authority previously exercised by him; (vi) appoints any other person to perform the duties previously assigned to Executive; (vii) commits any material breach of the terms, conditions or stipulations contained in this Agreement, or (viii) relocates its principal executive office to, or requires Executive to have his principal location of work or principal residence in, any location that is more than thirty (30) miles from the location of Employer's principal executive office as of the Effective Date, then such action by Employer, unless consented to in writing by Executive, shall be deemed to be a constructive termination by Employer of Executive's employment (a "Constructive Termination"), and the
                                       ------------------------
provisions of Section 7.4 shall apply.
              -----------

     6.8. Executive may terminate his employment under this Agreement at any time by written notice to Employer if Employer commits any material breach of the terms, conditions or stipulations contained in this Agreement, in which case the provisions of Section 7.4 shall apply.
                  -----------

     6.9. The employment of Executive shall terminate automatically and without prior notice upon his attaining the age of 65, in which case the provisions of

Section 7.1 shall apply.
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7.   Effect of Termination:
     ---------------------

     7.1. If the employment relationship is terminated pursuant to Section 6.9
                                                                   -----------
or is terminated by Executive upon thirty (30) days' written notice pursuant to

Section 6.1 or by Employer for "due cause" pursuant to Section 6.2, all
-----------                                            -----------
compensation and benefits shall cease as of the date of termination, other than:
(i) those benefits that are provided by retirement and benefit plans and programs specifically adopted and approved by Employer for Executive that are earned and vested by the date of termination, and (ii) Executive's pro rata annual salary plus all earned and vested bonuses through the date of
              ----
termination. Executive's right to exercise stock options and Executive's rights in other stock plans, if any, shall remain governed by the terms and conditions of the appropriate stock plan.

     7.2. If Executive's employment relationship is terminated pursuant to

Section 6.3 due to Executive's death, Executive's legal representative will be
-----------
entitled to (a) payment of any accrued but unpaid salary, bonuses and incentive compensation, (b) those benefits that are provided by retirement and benefits plans and programs specifically adopted and approved by Employer for Executive that are earned and vested at the date of termination and (c) an amount equal to salary compensation of Executive (payable in the manner as prescribed in the second sentence of Section 2.1) for one year following the date of Executive's
                   -----------
death. Executive's legal representative shall not, however, be entitled to any bonuses not yet vested at the date of Executive's death. In addition, Employer shall provide and pay for continued eligibility and participation of the Executive's beneficiaries in medical and dental benefits for up to three (3) years under the terms of any applicable plan or program; provided that if such continued eligibility is not available or cannot be obtained under any applicable policy of insurance, Employer shall, instead, pay the Executive's beneficiaries an amount equal to the cost Employer would incur in providing such continued eligibility (based upon the premiums being paid by the Employer immediately prior to the Executive's death). Executive's legal representative's right to exercise stock options and rights in other stock plans, if any, shall remain governed by the terms and conditions of the appropriate stock plan.

     7.3. In the event of a termination of Executive's employment pursuant to
Section 6.4 or Section 6.6,
-----------   ------------

     (a) the Executive shall be entitled to receive, in a lump sum on the date of the termination, an amount equal to two (2) times the sum of (i) the annual rate of compensation provided to Executive under Section 2.1
                                                             -----------
     immediately prior to the termination, plus (ii) the average annual bonuses
                                           ----
     and incentive compensation (including the cash value of all non-cash compensation) paid to Executive by Employer, or by Alliance, during the three (3) year period immediately preceding the year in which there shall occur a termination, plus (iii) the aggregate cash value of benefits
                          ----
     accruing to Executive hereunder (or under the Alliance Employment Agreement, if applicable), during the year immediately preceding the year in which there shall occur the termination.

     (b) All stock options held by Executive on the date of termination shall continue to vest during the three (3) year period following the date of termination. During this three (3) year period of vesting, Executive will be able to exercise the stock options as though Executive had continued to work for three (3) years after the date of termination. Executive's right to exercise stock options and Executive's rights to other stock plans, if any, shall remain governed by the terms and conditions of the appropriate plan.

     (c) All other rights and benefits Executive may have under employee and/or executive benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements.

     7.4. In the event of a termination of Executive's employment pursuant to

Section 6.5 or Section 6.8, or a Constructive Termination pursuant to Section
-----------    -----------                                            -------
6.7,
---

     (a) the Executive shall be entitled to receive, in a lump sum on the date of the termination or Constructive Termination, an amount equal to three
     (3) times the sum of (i) the annual rate of compensation provided to Executive under Section 2.1 immediately prior to the termination or
                     -----------
     Constructive Termination, plus (ii) the average annual bonuses and
                               ----
     incentive compensation (including the cash value of all non-cash compensation) paid to Executive by Employer under, or by Alliance, during the three (3) year period immediately preceding the year in which there shall occur a termination or Constructive Termination, plus (iii) the
                                                            ----
     aggregate cash value of benefits accruing to Executive hereunder (or under the Alliance Employment Agreement, if applicable) during the year immediately preceding the year in which there shall occur the termination or Constructive Termination.

     (b) All stock options held by Executive on the date of termination or Constructive Termination shall continue to vest during the three (3) year period following the date of termination or Constructive Termination. During this three (3) year period of vesting, Executive will be able to exercise the stock options as though Executive had continued to work for three (3) years after the date of termination or Constructive Termination.

     Executive's right to exercise stock options and Executive's rights to other stock plans, if any, shall remain governed by the terms and conditions of the appropriate plan.

     (c) All other rights and benefits Executive may have under employee and/or executive benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements.

     7.5. Upon the termination of his employment (for whatever reason and howsoever arising), Executive:

     (a) shall not take away, conceal or destroy but shall immediately deliver to Employer all documents (which shall include without limitation notes, memoranda, correspondence, drawings, sketches, plans, designs and any other material upon which data or information is recorded or stored) relating to the business or affairs of Employer or any of its affiliated or subsidiary companies or any of their stockholders, employees, directors, officers, contractors, representatives and agents (and Executive shall not be entitled to retain any copies or reproductions of any such documents) together with any other property belonging to Employer or any of its affiliated or subsidiary companies which may then be in his possession or under his control;

     (b) shall at the request of an Authorized Party immediately resign without claim or compensation from office as a director of any affiliated or subsidiary company of Employer and from any other office held by in Employer or any affiliated or subsidiary company (but without prejudice to any claim he may have for damages for breach of this Agreement) and in the event of his failure to do so Employer is hereby irrevocably authorized to appoint another person in his name and on his behalf to sign and deliver such resignations to an Authorized Party;

     (c) shall not at any time thereafter make any untrue or misleading oral or written statement concerning the business and affairs of Employer or any affiliated or subsidiary company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business of Employer or any affiliated or subsidiary company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements); and

     (d) shall immediately repay all outstanding debts or loans due Employer or any affiliated or subsidiary company and Employer is hereby authorized to deduct from any wages of Executive a sum equal to any such debts or loans which are undisputed.

     7.6. Notwithstanding any provisions of this Agreement to the contrary, Employer may at any time after Executive has given notice to terminate this Agreement suspend Executive and/or exclude him from any and all premises of Employer and any affiliated or subsidiary company provided that Executive's salary and other contractual benefits shall continue to be paid or provided by Employer as required by this Agreement.

8.   Change of Control:
     -----------------

     8.1. For purposes hereof, "Change of Control" shall mean the occurrence of
                                -----------------
any of the following events: (i) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), becomes the beneficial owner, directly or indirectly, of securities of Employer representing thirty percent (30%) or more of the combined voting power of Employer's then outstanding securities or, if a person is the beneficial owner, directly or indirectly, of securities of Employer representing thirty percent (30%) or more of the combined voting power of Employer's outstanding securities as of the Effective Date, such person becomes the beneficial owner, directly or indirectly, of additional securities of Employer representing ten percent (10%) or more of the combined voting power of Employer's then outstanding securities,
(ii) during any period of twelve (12) months, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Employer's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period, (iii) the stockholders of Employer approve (x) any consolidation or merger of Employer or any of its subsidiaries that results in the holders of the Employer's Voting Securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding Voting Securities of the surviving corporation immediately after the consolidation or merger, (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transaction) of all, or substantially all, of the assets of Employer, or
(z) any plan or proposal for the liquidation of dissolution of Employer; (iv) the stockholders of Employer accept a share exchange, with the result that stockholders of Employer immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the Voting Securities of the entity resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange; or (v) any tender or exchange offer is made to acquire thirty percent (30%) or more of the Voting Securities of Employer, other than an offer made by Employer, and shares are acquired pursuant to that offer. For purposes of this paragraph, the term "Voting Securities" means equity securities that have, or are convertible or exchangeable into the equity securities that have, the right to vote generally in the election of at least a majority of the Board of Directors.

     8.2. Notwithstanding anything to the contrary otherwise provided herein, if
(i) a Change of Control of Employer occurs and (ii) within twelve (12) months from the date of such Change of Control, (x) Executive voluntarily terminates the employment relationship under this Agreement by giving thirty (30) days' written notice to Employer under Section 6.1 or (y) Employer gives written
                                 -----------
notice to Executive to terminate Executive's employment relationship without "due cause" pursuant to Section 6.2, then:
                        -----------

     (a) Executive shall be entitled to earned and vested compensation at the date of termination, including without limitation bonuses and incentive compensation under Section 2.2, plus a payment in the amount of three (3)
                        -----------  ----
     years' salary (based on the salary in effect immediately prior to the Change of Control) payable at the option of the Executive in either a lump sum on the date of termination or annually over a three-year period. For purposes of this Section 8.2, the term "salary" shall mean the sum of (i)
                      -----------
     the annual rate of compensation provided to Executive under Section 2.1
                                                                 -----------
     immediately prior to the Change of Control, plus (ii) the average annual
                                                 ----
     bonuses and incentive compensation (including the cash value of all non-cash compensation) paid to Executive by Employer, or by Alliance, during the three (3) year period immediately preceding the year in which there shall occur a Change of Control plus (iii) the aggregate cash value
                                           ----
     of benefits accruing to Executive hereunder (or under the Alliance Employment Agreement, if applicable) during the year immediately preceding the year in which there shall occur a Change of Control.

     (b) All stock options held by Executive on the date of termination shall continue to vest during the three (3) year period following the termination. During this three (3) year period of vesting, Executive will be able to exercise the stock options as though Executive had continued to work for three (3) years after the date of termination. Executive's right to exercise stock options and Executive's rights to other stock plans, if any, shall remain governed by the terms and conditions of the appropriate plan.

     (c) All other rights and benefits Executive may have under employee and/or executive benefit plans and arrangements of Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements.

     8.3. Notwithstanding any other provision of this Agreement, if (a) there is a change in the ownership or effective control of Employer or in the ownership of a substantial portion of the assets of Employer (within the meaning of
Section 280G(b)(2)(A) of the Internal Revenue Code (the "Code")), and (b) the
                                                         ----
payments otherwise to be made pursuant to Section 8.2 and any other payments or
                                          -----------
benefits otherwise to be paid to Executive in the nature of compensation to be received by or for the benefit of Executive and contingent upon such event (the "Termination Payments") would create an "excess parachute payment" within the
 --------------------
meaning of Section 280G of the Code, then Employer shall make the Termination Payments in substantially equal installments, the first installment being due within thirty (30) days after the date of termination and each subsequent installment being due on January 31 of each year, such that the aggregate present value of all Termination Payments, whether pursuant to this Agreement or otherwise, will be as close as possible to, but not exceed, two hundred ninety-nine percent (299%) of the Executive's base amount, within the meaning of
Section 280G.

     8.4. If, by operation of the provisions of Section 7.3 and by operation of
                                                -----------
the provisions of Section 8.2, Executive shall become entitled to payments of
                  -----------
amounts in accordance with both of such provisions, the provisions of Section
                                                                      -------
8.2 shall govern to the exclusion of Section 7.3, to the end and with the effect
---                                  -----------
that the provisions of Section 8.2 shall control and amounts shall be paid to
                       -----------
Executive pursuant to such Section 8.2 and no amounts, in such circumstance,
                           -----------
shall be due under Section 7.3, it being intended that at no time shall
                   -----------
Executive be entitled to payments under both Section 8.2 and Section 7.3.
                                             -----------    ------------

9.   Miscellaneous:
     -------------

     9.1. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

         If to Employer, to:

         AROC Inc.
         4200 East Skelly Drive, Suite 1000
         Tulsa, Oklahoma 74135
         Attention:  Corporate Secretary


         If to Executive, to:

         Robert E. Schulte
         4720 S. 195/th/ E. Avenue
         Tulsa, Oklahoma 74014

or to such other names or addresses as Employer or Executive, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 9.1.
        -----------

     9.2. This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and upon Executive, his heirs, executors, administrators, representatives and assigns. It is specifically agreed that upon the occurrence of any of the events specified in

Section 8.1, the provisions of this Agreement shall be binding upon and inure to
-----------
the benefit of and be assumed by the surviving or resulting corporation or the corporation to which such assets shall be transferred. Executive agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of Employer.

     9.3. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Executive and Employer with respect to the subject matter of this Agreement. Furthermore, effective as of Effective Date, the Alliance Employment Agreement is terminated. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by Employer to execute such document.

     9.4. (a) If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     (b) Without intending to limit the remedies available to Employer, it is mutually understood and agreed that Executive's services are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and, therefore, in the event of a breach by Executive, Employer shall be entitled to equitable relief by way of injunction or otherwise.

     (c) Executive acknowledges that Section 4 is expressly for the benefit of
                                     ----------
Employer, that Employer would be irreparably injured by a violation of Section 4
                                                                       ---------
and that Employer would have no adequate remedy at law in the event of such violation. Therefore, Executive acknowledges and agrees that injunctive relief, specific performance or any other appropriate equitable remedy (without any bond or other security being required) are appropriate remedies to enforce compliance by Employer with Section 4.
                                                            ---------

     9.5. The laws of the State of Oklahoma will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Employer and Executive agree that the state and federal courts situated in Tulsa County, Oklahoma shall have personal jurisdiction over Employer and Executive to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Tulsa County, Oklahoma, and, as such, Employer and Executive agree that venue shall be proper with the state or federal courts in Tulsa County, Oklahoma to hear such disputes. In the event either Employer or Executive is not able to effect service of process upon the other with respect to such disputes, Employer and Executive expressly agree that the Secretary of State for the State of Oklahoma shall be an agent of Employer and/or the Executive to receive service of process on behalf of Employer and/or the Executive with respect to such disputes.

10.  Additional Instruments:
     ----------------------

     Executive and Employer shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the Effective Date.

                              AROC INC.


                              By:
                                 -----------------------------
                              Name:
                                   ---------------------------
                              Title:
                                    --------------------------


                              EXECUTIVE


                              ---------------------------------
                              Name: Robert E. Schulte
                                   ----------------------------




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